AMENDMENT #1

to the

COMMERCIAL SUPPLY AGREEMENT
(Originally effective April 5, 2007)

by and between

Chi Mei EL Corporation (“CMEL”)

and

Universal Display Corporation (“UDC”)

This Amendment #1 shall amend and modify, to the extent of any inconsistency, the provisions of the above-referenced Commercial Supply Agreement (the “Agreement”).  The effective date of this Amendment #1 is December 31, 2008.

The Agreement is hereby amended to such that the term of the Agreement shall continue for one (1) additional year, through December 31, 2009.  Toward this end, the Section 9.1 of the Agreement is hereby amended and restated as follows:

“Unless otherwise extended by mutual written agreement of the parties, the term of this Agreement shall commence on the Effective Date and shall continue until the sooner of December 31, 2009, or the date on which this Agreement is terminated as permitted hereunder.”

Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties by their duly authorized representatives have agreed to this Amendment #1:

Chi Mei EL Corporation		Universal Display Corporation

By:	/s/ Sung Soo Park	By:	/s/ Steven V. Abramson
Name:	Sung Soo Park	Name:	Steven V. Abramson
Title:	President	Title:	President

Date:	2009.2.26	Date:	March 16, 2009